As filed with the Securities and Exchange Commission on April 6, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gastar Exploration Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3531640
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1331 Lamar Street, Suite 650

Houston, Texas 77010

(713) 739-1800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

J. Russell Porter

1331 Lamar Street, Suite 650

Houston, Texas 77010

(713) 739-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James M. Prince

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

Telephone: (713) 758-2222

Approximate date of commencement of proposed sale to the public: From time-to-time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Primary Offering:
Common stock
Preferred stock
Debt Securities(3)
Rights
Guarantee of Debt Securities(4)
Total Primary Offering	N/A	N/A	$300,000,000	$34,770.00(5)
Secondary Offering:
Common stock	169,933,626(6)	(7)	$247,253,425.83(8)	$28,656.67(9)
Total (Primary and Secondary Offerings)	N/A	N/A	$547,253,425.83	$63,426.67

(1)	An indeterminate principal amount or number of the securities of each identified class may be issued from time-to-time at indeterminate prices, with an aggregate primary offering price not to exceed $300,000,000.
(2)	Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all of the securities listed and, therefore, the table does not specify information by each class as to the amount to be registered or the proposed maximum offering price per security.
(3)	If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $300,000,000, less the dollar amount of any registered securities previously issued.
(4)	If a series of debt securities is guaranteed, such series may be guaranteed by Northwest Properties Ventures LLC, a subsidiary of Gastar Exploration Inc. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.
(6)	Pursuant to Rule 416(a) under the Securities Act of 1933, the number of shares of common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional common stock that may become issuable as a result of any stock dividend, split, combination or similar transaction.
(7)	With respect to the secondary offering, the proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholders in connection with, and at the time of, the sale by the selling stockholders of the common stock registered hereunder.
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the common stock as of March 30, 2017, as reported on the NYSE MKT.
(9)	Calculated in accordance with Rule 457(c) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

SUBJECT TO COMPLETION, DATED APRIL 6, 2017

PROSPECTUS

GASTAR EXPLORATION INC.

Common Stock

Preferred Stock

Debt Securities

Rights

Guarantee of Debt Securities of Gastar Exploration Inc. by Northwest Properties Ventures LLC

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Any debt securities we issue under this prospectus may be guaranteed by Northwest Properties Ventures LLC, a subsidiary of Gastar Exploration Inc. (the “Subsidiary Guarantor”). The aggregate initial offering price of the securities that we will offer will not exceed $300,000,000. One or more selling stockholders may, from time to time, in one or more offerings, offer and sell up to 169,933,626 shares of our common stock covered by this prospectus.

This prospectus provides you with a general description of the securities that may be offered by us or the selling stockholders. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered, including any guarantee by our Subsidiary Guarantor. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

The securities may be offered and sold on a delayed or continuous basis directly by us and the selling stockholders, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. We will not receive any proceeds from the sale of shares of common stock to be offered by the selling stockholders pursuant to this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in our securities involves risk. Please see “Risk Factors” beginning on page 8 for a discussion of certain risks that you should consider in connection with an investment in the securities.

Our common stock, 8.625% Series A Cumulative Preferred Stock and 10.75% Series B Cumulative Preferred Stock are listed on the NYSE MKT LLC under the symbols “GST,” “GST.PR.A” and “GST.PR.B,” respectively.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                    , 2017.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a shelf registration process. Under this shelf registration process, we may sell up to $300,000,000 of securities described in this prospectus in one or more offerings and the selling stockholders may, from time to time, offer and sell up to 169,933,626 shares of our common stock, par value $.001 (“Common Stock”) described in this prospectus, in each case, in one or more offerings. This prospectus provides you with a general description of Gastar Exploration Inc. and the securities we and the Subsidiary Guarantor may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus together with the additional information described under the heading “Where You Can Find More Information” before buying any securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to “Gastar,” “we,” “us,” “our” and the “Company” refer to Gastar Exploration Inc. and its subsidiaries and predecessors.

THE COMPANY

We are a pure-play Mid-Continent independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids (“NGLs”). Our principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. We hold a concentrated acreage position in what is believed to be the core of the STACK Play, an area of central Oklahoma which is home to multiple oil and natural gas-rich reservoirs, including the Meramec and Osage formations within the Mississippi Lime, the Oswego limestone, the Woodford shale and Hunton limestone formations.

Our principal executive offices are located at 1331 Lamar Street, Suite 650, Houston, Texas 77010. Our telephone number at that address is (713) 739-1800. Our website address is http://www.gastar.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

For additional information as to our business and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

ABOUT THE SUBSIDIARY GUARANTOR

If specified in the accompanying prospectus supplement respecting a series of debt securities, our current Subsidiary Guarantor specified in the prospectus supplement, which we refer to as the “Subsidiary Guarantor,” may fully, irrevocably and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our Subsidiary Guarantor and non-guarantor subsidiaries, if any, will be included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the extent required by the rules and regulations of the SEC. No financial information concerning our Subsidiary Guarantor has been included or incorporated by reference in this prospectus for periods ended on or prior to December 31, 2016 or as of such date because the Subsidiary Guarantor did not have any assets as of December 31, 2016, nor does it hold assets as of the date of this prospectus, and had no operations during the year ended December 31, 2016.

For additional information as to our and our subsidiaries’ business, properties, and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-35211) pursuant to the Exchange Act. You may read and copy any documents that are filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address. Please call the SEC at l-800-SEC-0330 for further information. Our filings are also available to the public through the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 9, 2017.

•	our Current Reports on Form 8-K filed on January 11, 2017, January 30, 2017, February 17, 2017, March 7, 2017, March 20, 2017 and March 22, 2017 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01).

•	the description of our common stock contained in Exhibit 99.1 to our Current Report on Form 8-K filed on January 31, 2014, including any amendment that we may file in the future for the purpose of updating the description of our common stock.

•	the description of our 8.625% Series A Cumulative Preferred Stock contained in our registration statement on Form 8-A filed on June 20, 2011, including any amendment to that Form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our 8.625% Series A Cumulative Preferred Stock.

•	the description of our 10.75% Series B Cumulative Preferred Stock contained in our registration statement on Form 8-A filed on November 1, 2013, including any amendment to that Form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our 10.75% Series B Cumulative Preferred Stock.

In addition, we incorporate by reference in this prospectus any future filings made by Gastar Exploration Inc. with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Gastar Exploration Inc.

1331 Lamar Street, Suite 650

Houston, Texas 77010

Attention: Michael A. Gerlich

Telephone: (713) 739-1800

We also make available free of charge on our website at http://www.gastar.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. However, the information on our website is not part of this prospectus.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical fact included or incorporated by reference in this prospectus are forward-looking statements, including, without limitation, all statements regarding future plans, business objectives, strategies, expected future financial position or performance, expected future operational position or performance, budgets and projected costs, future competitive position or goals and/or projections of management for future operations. In some cases, you can identify a forward-looking statement by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target” or “continue,” the negative of such terms or variations thereon, or other comparable terminology.

The forward-looking statements contained in this prospectus are largely based on our expectations and beliefs concerning future developments and their potential effect on us, which reflect certain estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions, operating trends and other factors. Forward-looking statements may include statements that relate to, among other things, our:

•	financial condition;

•	cash flow and liquidity;

•	timing and results of property divestitures;

•	compliance with covenants under our indenture and credit agreements;

•	business strategy and budgets;

•	capital expenditures;

•	drilling of wells, including the scheduling and results of such operations;

•	oil, natural gas and NGLs;

•	timing and amount of future production of oil, condensate, natural gas and NGLs;

•	operating costs and other expenses;

•	availability of capital; and

•	prospect development.

Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. As such, management’s assumptions about future events may prove to be inaccurate. For a more detailed description of the known material factors that could cause actual results to differ from those in the forward-looking statements, see “Risk Factors” beginning on page 9 of this prospectus and other risks set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to:

•	the supply and demand for oil, condensate, natural gas and NGLs;

•	continued low or further declining prices for oil, condensate, natural gas and NGLs including risks of low commodity prices affecting the benefits of the Development Agreement (as defined in our Annual Report on Form 10-K for the year ended December 31, 2016);

•	our financial condition, results of operations, revenues, cash flows and expenses;

•	the potential need to sell certain assets or raise additional capital;

•	the need to take ceiling test impairments due to low commodity prices;

•	worldwide political and economic conditions and conditions in the energy market;

•	the extent to which we are able to realize the anticipated benefits from acquired assets;

•	our ability to monetize certain assets;

•	our ability to raise capital to fund capital expenditures, service our indebtedness or repay or refinance debt upon maturity;

•	the ability and willingness of our current or potential counterparties, third-party operators or vendors to enter into transactions with us and/or to fulfill their obligations to us;

•	failure of our co-participants to fund any or all of their portion of any capital program;

•	the ability to find, acquire, market, develop and produce new oil and natural gas properties;

•	uncertainties about the estimated quantities of oil and natural gas reserves and in the projection of future rates of production and timing of development expenditures of proved reserves;

•	strength and financial resources of competitors;

•	availability and cost of material and equipment, such as drilling rigs, service costs and transportation pipelines;

•	availability and cost of processing and transportation;

•	changes or advances in technology;

•	the risks associated with exploration, including cost overruns and the drilling of non-economic wells or dry wells, operating hazards inherent to the oil and natural gas business and down hole drilling and completion risks that are generally not recoverable from third parties or insurance;

•	potential mechanical failure or under-performance of significant wells or pipeline mishaps;

•	environmental risks;

•	possible new legislative initiatives and regulatory changes potentially adversely impacting our business and industry, including, but not limited to, national healthcare, hydraulic fracturing, state and federal corporate income taxes, retroactive royalty or production tax regimes, changes in environmental regulations, environmental risks and liability under federal, state and local environmental laws and regulations;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	potential losses from pending or possible future claims, litigation or enforcement actions;

•	potential defects in title to our properties or lease termination due to lack of activity or other disputes with mineral lease and royalty owners, whether regarding calculation and payment of royalties or otherwise;

•	the weather, including the occurrence of any adverse weather conditions and/or natural disasters affecting our business;

•	our ability to find and retain skilled personnel; and

•	any other factors that impact or could impact the exploration of oil or natural gas resources, including, but not limited to, the geology of a resource, the total amount and costs to develop recoverable reserves, legal title, regulatory, natural gas administration, marketing and operational factors relating to the extraction of oil and natural gas.

You should not unduly rely on these forward-looking statements in this prospectus, as they speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly update, revise or release any revisions to these forward-looking statements after the date on which they are made to reflect new information, events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we or the selling stockholders offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds we receive from any sales of securities by us under this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	capital expenditures;

•	the repayment of indebtedness;

•	working capital; and

•	to make strategic acquisitions.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table contains our consolidated ratios of earnings to fixed charges and ratios of earnings to combined fixed charges plus preferred stock dividends for the periods indicated:

	Year Ended December 31,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges(1)	—	3.8x	2.5x	—	—
Ratio of earnings to combined fixed charges and preference securities dividends(2)	—	2.0x	1.5x	—	—

(1)	The ratio of earnings to fixed charges was less than one-to-one for the years ended December 31, 2012, 2015 and 2016. Additional earnings of $148.6 million, $462.5 million and $90.8 million, respectively, would have been needed to have a one-to-one ratio of earnings to fixed charges.
(2)	The ratio of earnings to fixed charges and preferred stock dividends was less than one-to-one for the years ended December 31, 2012, 2015 and 2016. Additional earnings of $159.5 million, $484.8 million and $113.0 million, respectively, would have been needed to have a one-to-one ratio of earnings to fixed charges and preferred stock dividends for those periods.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time by the selling stockholders identified below of up to an aggregate 169,933,626 total shares of our common stock. This prospectus will not cover subsequent sales of common stock purchased from a selling stockholder named in this prospectus.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus to include additional selling stockholders upon provision of all required information to us and subject to the terms of the relevant agreement between us and the selling stockholders.

The following table sets forth the maximum number of shares of our common stock to be sold by the selling stockholders. The table also sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock to be owned by such selling stockholders after completion of the offering.

We prepared the table based on information provided to us by the selling stockholders. We have not sought to verify such information. Other information about the selling stockholders may also change over time.

Except as otherwise indicated, each selling stockholder has sole voting and dispositive power with respect to such shares.

	Shares of Common Stock Beneficially Owned Prior to the Offering (3)(4)		Shares of Common Stock Being Offered Hereby(3)	Shares of Common Stock Beneficially Owned After Completion of the Offering(3)
Names of Selling Stockholders (1)(2)	Number	Percent(5)	Number	Number	Percent
AF V Energy I AIV A1 L.P.	6,378,242	2.2%	6,378,242	—	—
AF V Energy I AIV A2 L.P.	6,320,562	2.2%	6,320,562	—	—
AF V Energy I AIV A3 L.P.	6,329,259	2.2%	6,329,259	—	—
AF V Energy I AIV A4 L.P	6,361,600	2.2%	6,361,600	—	—
AF V Energy I AIV A5 L.P.	6,394,883	2.2%	6,394,883	—	—
AF V Energy I AIV A6 L.P.	6,354,484	2.2%	6,354,484	—	—
AF V Energy I AIV A7 L.P.	6,214,541	2.2%	6,214,541	—	—
AF V Energy I AIV A8 L.P.	6,296,617	2.2%	6,296,617	—	—
AF V Energy I AIV A9 L.P.	6,378,242	2.2%	6,378,242	—	—
AF V Energy I AIV A10 L.P.	6,378,242	2.2%	6,378,242	—	—
AF V Energy I AIV A11 L.P.	6,296,617	2.2%	6,296,617	—	—
AF V Energy I AIV A12 L.P.	6,215,671	2.2%	6,215,671	—	—
AF V Energy I AIV A13 L.P.	7,490,640	2.6%	7,490,640	—	—
AF V Energy I AIV B1 L.P.	44,975,995	15.8%	44,975,995	—	—

Total:	128,385,595	45.0%	128,385,595	—	—

(1)

According to, and based upon, the Schedule 13D/A filed by AF V Energy I AIV B1, L.P., ACOF Investment Management LLC, Ares Management LLC, Ares Management Holdings L.P., Ares Holdco LLC, Ares Holdings Inc., Ares Management, L.P., (“Ares”), Ares Management GP LLC and Ares Partners Holdco LLC (collectively, the “Ares Reporting Persons”) with the SEC on March 8, 2017. The Ares Reporting Persons may be deemed to share voting and dispositive power with respect to the shares, which are held by the selling stockholders. Each of the selling stockholders has informed us that (i) it purchased the securities in the ordinary course of business, and (ii) at the time the securities were purchased, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The address of each Ares Reporting Person and each selling stockholder is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.
(2)	Under the terms of the Purchase Agreements (as defined below), the selling stockholders are currently entitled to nominate two directors of our board of directors (the “Board”). The selling stockholders have nominated Nathan W. Walton and Ronald D. Scott to serve as directors on the Board. If Requisite Stockholder Approval (as defined in the Indenture (as defined below)) is obtained on or before July 3, 2017, the selling stockholders will also be issued an aggregate of 2,000 Special Voting Shares (as defined below) that entitle the holders of a majority of such shares to elect up to two directors (including any nominees designated under the Purchase Agreements) to the Board for so long as the holders of such shares meet certain common stock ownership thresholds.
(3)	Included as shares of common stock beneficially owned prior to the offering and shares of common stock being offered hereby are an aggregate of (i) 29,408,305 shares directly owned by selling stockholders, (ii) 73,520,769 shares of common stock issuable upon conversion at the option of selling stockholders of convertible notes due 2023 of the Company (the “Notes”) directly owned by selling stockholders based on an initial conversion rate of 452.4355 shares of common stock per $1,000 principal amount of the Notes and (iii) 25,456,521 shares issued in connection with the mandatory repurchase by the Company of $37.5 million principal of the Notes. The conversion rights of the Notes and the mandatory repurchase obligation of the Company to repurchase outstanding notes in exchange for the issuance of shares are subject to the receipt of Requisite Stockholder Approval. Also covered by this prospectus is the offer and sale by the selling stockholders of an aggregate maximum of (i) 22,056,210 additional shares that may be issued to selling stockholders in respect of the original principal amount of the Notes as “make whole” shares under certain circumstances described in the Indenture and (ii) 19,491,821 additional shares that may be issued to selling stockholders in respect of the conversion of additional principal of the Notes issued at the option of the Company as “pay in kind” or “PIK” interest on the Notes upon the occurrence of certain registration defaults under the indenture (including the maximum issuance of additional related “make whole” shares in respect of such PIK principal), which additional shares are issuable to each of the selling stockholders in respect of their Notes ownership, and offered and sold hereby, in the maximum amounts as follows:

Names of Selling Stockholders	Additional “Make- Whole” Shares	Additional “PIK Interest” Shares
AF V Energy I AIV A1 L.P.	1,095,786	968,384
AF V Energy I AIV A2 L.P.	1,085,952	959,693
AF V Energy I AIV A3 L.P.	1,087,217	960,810
AF V Energy I AIV A4 L.P	1,092,977	965,900
AF V Energy I AIV A5 L.P.	1,098,597	970,867
AF V Energy I AIV A6 L.P.	1,091,712	964,783
AF V Energy I AIV A7 L.P.	1,067,689	943,553
AF V Energy I AIV A8 L.P.	1,081,738	955,968
AF V Energy I AIV A9 L.P.	1,095,786	968,384
AF V Energy I AIV A10 L.P.	1,095,786	968,383
AF V Energy I AIV A11 L.P.	1,081,737	955,968
AF V Energy I AIV A12 L.P.	1,067,689	943,553
AF V Energy I AIV A13 L.P.	1,286,846	1,137,230
AF V Energy I AIV B1 L.P.	7,726,698	6,828,345
Total:	22,056,210	19,491,821

(4)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act assuming Requisite Stockholder Approval is obtained.

(5)	Based on 186,147,733 shares of our common stock issued and outstanding as of March 31, 2017 and assuming (i) the repurchase of $37.5 million principal amount of Notes owned by selling stockholders pursuant to the Mandatory Repurchase and (ii) full conversion of the remaining $162.5 million outstanding principal amount of Notes owned by selling stockholders (excluding the issuance of any additional “make whole” shares or conversion of any additional Notes issued as PIK interest). Because the selling stockholders are not obligated to sell all or any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number or percentage of shares of our common stock that will be held by any selling stockholder upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the applicable selling stockholder.

Selling stockholders who are registered broker-dealers may be deemed to be underwriters within the meaning of the Securities Act. In addition, selling stockholders who are affiliates of registered broker-dealers may be deemed to be underwriters within the meaning of the Securities Act if such selling stockholder (a) did not acquire its shares of common stock in the ordinary course of business or (b) had an agreement or understanding, directly or indirectly, with any person to distribute the common stock. To our knowledge, no selling stockholder who is a registered broker-dealer or an affiliate of a registered broker-dealer received any securities as underwriting compensation.

Any prospectus supplement reflecting a sale of common stock hereunder will set forth, with respect to the selling stockholders:

•	the name of the selling stockholders;

•	the nature of the position, office or other material relationship that the selling stockholders will have had within the prior three years with us or any of our affiliates;

•	the number of shares of common stock owned by the selling stockholders prior to the offering;

•	the amount or number of shares of common stock to be offered for the selling stockholders’ account; and

•	the amount and (if 1.0% or more) the percentage of common stock to be owned by the selling stockholders after the completion of this offering.

Description of Transactions with the Selling Stockholders

Purchase Agreements

On March 3, 2017, pursuant to a Securities Purchase Agreement dated February 16, 2017 (as amended, the “February Purchase Agreement”) among the Company and the selling stockholders, as purchasers, the Company issued and sold to the selling stockholders (i) $125.0 million aggregate principal amount of its Notes at par for cash and (ii) 29,408,305 shares of common stock for $50.0 million cash. The Notes are governed by an Indenture dated March 3, 2017 (the “Original Indenture”) by and among the Company, the subsidiary guarantor named therein, and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral trustee. The Notes, subject to Requisite Stockholder Approval, will be convertible into common stock or, in certain circumstances, cash in lieu of common stock or a combination of cash and shares of common stock as described below. In addition, on March 3, 2017, a fund managed by an affiliate of Ares also loaned the Company $250.0 million pursuant to a first-lien secured term loan (the “Term Loan”). The proceeds from the sale of the Notes, the common stock and the Term Loan were used to fully repay the $69.2 million outstanding on the Company’s revolving credit facility, which was scheduled to mature on November 14, 2017, and to satisfy and discharge the Company’s $325.0 million 8.625% senior secured notes due May 2018, which were redeemed in accordance with the governing indenture at a price of 102.156% of the principal amount, and to pay the expenses related to the Ares transactions.

The issuance of the shares of common stock to the selling stockholders on March 3, 2017 was priced based on a 30-trading day volume weighted average trading price (the “VWAP”) of $1.7002 per share, determined as of

February 15, 2017, the date immediately prior to the signing date of the February Purchase Agreement. Under the February Purchase Agreement, for so long as the selling stockholders, collectively, beneficially own 10% or more of the common stock (including for this purpose all shares of common stock issuable upon conversion of the Notes), the selling stockholders will have certain preemptive rights to purchase their pro rata share of any additional equity securities offered by the Company in the future on similar terms as are offered to others.

On March 22, 2017, the Company completed the acquisition of additional working and net revenue interests in approximately 66 gross (9.5 net) producing wells and 5,670 net acres of additional STACK oil and gas leasehold interests in Kingfisher County, Oklahoma from multiple sellers for an aggregate cash purchase price of approximately $51.4 million, subject to adjustment for a transaction effective date of March 1, 2017 (the “Acquisition”).

In order to provide funding for the Acquisition and a portion of the Company’s 2017 capital budget, the Company entered into an additional Securities Purchase Agreement dated March 20, 2017 (the “March Purchase Agreement” and together with the February Purchase Agreement, the “Purchase Agreements”) with the Purchasers, pursuant to which, on March 21, 2017, the Company issued and sold at par for cash to the selling stockholders an additional $75.0 million aggregate principal amount of the Notes pursuant to a First Supplemental Indenture dated March 21, 2017 to the Original Indenture among the Company, the guarantor named therein and Wilmington Trust, National Association, as indenture trustee and collateral trustee (the “First Supplemental Indenture”). Upon Requisite Stockholder Approval, then (i) the Notes will become convertible at any time at the option of the holder into shares of common stock, or cash or a combination of cash and shares of common stock in accordance with the terms of the Original Indenture, as amended and supplemented by the First Supplemental Indenture (the “Indenture”) and (ii) under the March Purchase Agreement, $37.5 million principal of the Notes will be required to be repurchased by the Company pursuant to a mandatory repurchase obligation of the Company (the “Mandatory Repurchase”) in exchange for the issuance of (a) 25,456,521 newly issued shares of common stock (the “Repurchase Shares”) and (b) 2,000 shares of the Company’s Special Voting Preferred Stock, par value $0.01 per share, as described in more detail below. Under the Mandatory Repurchase, one Repurchase Share would be issued for $1.4731 of outstanding principal of the repurchased Notes, which was based on the 10-day VWAP of the common stock for the period ended March 17, 2017.

Indenture

The principal terms of the Notes are governed by the Indenture. The Notes bear interest initially at 6.0% per annum and will mature on March 1, 2022, unless earlier repurchased, redeemed or converted in accordance with the terms of the Indenture. Interest is payable on the Notes on each March 1, June 1, September 1 and December 1 of each year, commencing on June 1, 2017.

Upon Requisite Stockholder Approval, the Notes will become convertible at any time at the option of the holder into shares of common stock based on an initial conversion rate of 452.4355 shares of common stock per $1,000 principal amount of the Notes (which is equivalent to an initial conversion price of $2.2103 per share), subject to certain adjustments and the issuance of additional “make-whole” shares under circumstances specified in the Indenture. Subject to certain limitations, the Company will have the right to settle its conversion obligations on the Notes in cash, shares of common stock or a combination of cash and shares of common stock. Upon Requisite Stockholder Approval, the Company will have the right to redeem the Notes (i) on or after March 3, 2019, if the last reported sale price per share of common stock exceeds 150% of the conversion price for periods specified in the Indenture and (ii) on or after March 1, 2021 without regard to such condition, in each case at cash redemption price equal to the principal amount of the Notes to be redeemed plus accrued interest, if any.

In the event there is no Requisite Stockholder Approval, (a) the Notes will not become convertible into common stock and will not be redeemable by the Company prior to maturity except upon payment of a “make-whole” redemption premium and (b) the interest rate on the Notes will increase in increments to 15% per annum, up to 7.0% per annum of which is payable “in kind” through the issuance of additional Notes in the principal amount of such interest at the option of the Company. The interest rate on the Notes will also be subject to an increase in certain circumstances if the Company fails to comply with certain obligations under the Registration Rights Agreement (as defined below), and will increase by 2.0% per annum in the case of certain issuances of common stock by the Company at a price below $1.7002 per share (subject to adjustment) (excluding shares issued in a Mandatory Repurchase).

The Notes are secured by a second-priority lien, on substantially all of the assets of the Company. The Indenture restricts the ability of the Company and certain of its subsidiaries to, among other things: (i) pay dividends or make other distributions in respect of the Company’s capital stock or make other restricted payments; (ii) incur additional indebtedness and issue preferred stock; (iii) make certain dispositions and transfers of assets; (iv) engage in transactions with affiliates; (v) create liens; (vi) engage in certain business activities that are not related to oil and gas; and (vii) impair any security interest. These covenants are subject to a number of exceptions and qualifications.

The Indenture provides that a number of events will constitute an Event of Default (as defined in the Indenture), including, among other things: (i) a failure to pay the Notes when due at maturity, upon redemption or repurchase; (ii) failure to pay interest for 30 days; (iii) the Company’s failure to deliver certain notices; (iv) a default in the Company’s obligation to convert the Notes; (v) the Company’s failure to comply with certain covenants relating to merger, consolidation or sale of assets; (vi) the Company’s failure to comply, for 60 days following notice, with any of the other covenants or agreements in the Indenture; (vii) a default, which is not cured within 30 days, by the Company or any Restricted Subsidiaries (as defined in the Indenture) with respect to any mortgages or any indebtedness for money borrowed of at least $15 million; (viii) one or more final judgments against the Company or any of its Restricted Subsidiaries for the payment of at least $15 million; (ix) the Company’s failure to make any payments required under that certain development agreement; (x) causing any Guarantee (as defined in the Indenture) to cease to be in full force and effect; (xi) the cessation to be in full force and effect of any of the collateral agreements related to the Transactions; and (xii) certain events of bankruptcy or insolvency. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. If there is no Requisite Stockholder Approval, then upon any acceleration of the Notes following an Event of Default, holders will be entitled to receive a “make-whole” premium in addition to principal and accrued interest.

If at least a majority of the Notes issued cease to be held by affiliates of Ares after Requisite Stockholder Approval, as provided in the Indenture, the liens securing the Notes will be released and substantially all of the restrictive covenants in the Indenture will terminate.

The description of the Original Indenture is qualified in its entirety by reference to the full text of the Original Indenture, a copy of which was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2017. The description of the First Supplemental Indenture is qualified in its entirety by reference to the full text of the First Supplemental Indenture, a copy of which was previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 22, 2017.

Special Voting Shares

On March 22, 2017, the Company filed a Certificate of Designation of Special Voting Preferred Stock of the Company (the “Certificate of Designation”) with the Secretary of State of the State of Delaware with respect to the creation of a new series of 2,000 shares of the Company’s authorized but unissued preferred stock, par value $0.01 (the “Special Voting Shares”).

The issuance of the Special Voting Shares is conditioned upon Requisite Stockholder Approval and will be issued in connection with the Mandatory Repurchase in accordance with the March Purchase Agreement. The Special Voting Shares may be redeemed in whole any time after the Initial Holders (as defined in the Certificate of Designation) Beneficially Own (as defined in the Certificate of Designation) less than 5% of the common stock subject to the terms of the Certificate of Designation. There is no mandatory redemption of the Special Voting Shares. Holders of the Special Voting Shares are not entitled to receive any dividends declared and paid by the Company.

Holders of the Special Voting Shares will have no voting rights other than the right to elect two (2) members of the our Board for so long as the Initial Holders, any Subsequent Holders (as defined in the Certificate of Designation) and their respective affiliates Beneficially Own at least 15% of the outstanding common stock in the aggregate and the right to elect one (1) member of the Board for so long as the Initial Holders, Subsequent Holders and their affiliates Beneficially Own at least 5% but less than 15% of the outstanding common stock in the aggregate. The Certificate of Designation contains certain restrictions on transfer of the Special Voting Shares.

Other Matters Relating to the Purchase Agreement

Board Representation. Pursuant to the Purchase Agreements, and so long as the selling stockholders beneficially own at least 15% of the common stock (excluding unissued shares that the selling stockholders only have the right to acquire), the selling stockholders will be entitled to nominate two individuals to serve on an expanded eight member Board. If the selling stockholders beneficially own 5% or more, but less than 15% of the common stock (excluding unissued shares that the selling stockholders only have the right to acquire), the selling stockholders will be entitled to nominate one individual to serve on our Board. The selling stockholders have indicated their intent to designate Nathan W. Walton and Ronald D. Scott as selling stockholders’ nominees for directors to serve on the Board. The Board has indicated their intent to appoint these nominees as directors prior to the Annual Meeting of Stockholders of the Company.

Registration Rights Agreement. In connection with the transactions contemplated by the Purchase Agreements, the Company entered into a Registration Rights Agreement (as amended, the “Registration Rights Agreement”) with the selling stockholders, pursuant to which the Company has agreed that the future resale of the common stock sold pursuant to the Purchase Agreements and the shares of common stock issued upon conversion of the Notes will be subject to certain registration rights.

The Registration Rights Agreement includes a plan of distribution permitting the selling stockholders to sell the covered common stock by various means, including in open market sales from time to time, pursuant to underwritten offerings or in negotiated sales. The failure to (i) file a registration statement prior to July 3, 2017, (ii) have the registration statement declared effective on or before July 9, 2017 or (iii) thereafter, with certain exceptions, maintain the effectiveness of the registration statement, will result in additional interest accruing on the Notes for so long as they are outstanding. In addition, under the Registration Rights Agreement, the Company will be required to cooperate in a maximum of four underwritten offerings at the expense of the Company (other than underwriting discounts).

Relationships with the Selling Stockholders

As of March 31, 2017, the selling stockholders, which are investment vehicles managed directly or indirectly by Ares, beneficially owned approximately 15.8% of our issued and outstanding common stock and would own approximately 45.0% of our outstanding common stock based on our issued and outstanding shares at March 31, 2017 assuming (i) receipt of Requisite Shareholder Approval, (ii) the repurchase of $37.5 million principal amount of Notes pursuant to the Mandatory Repurchase and (ii) full conversion of the remaining $162.5 million outstanding principal amount of Notes owned by selling stockholders (excluding the issuance of any additional “make whole” shares or conversion of any additional Notes issued as PIK interest). The Notes only become convertible upon receipt of Requisite Stockholder Approval on or before July 3, 2017. Under the terms of the Purchase Agreements, the selling stockholders are currently entitled to nominate two directors to our Board. The selling stockholders have nominated Nathan W. Walton and Ronald D. Scott to serve as directors on the Board. If Requisite Stockholder Approval is obtained on or before July 3, 2017, the selling stockholders will also be issued in connection with the Mandatory Repurchase an aggregate of 2,000 Special Voting Shares that entitle the holders of a majority thereof to elect up to two directors (including any Purchaser nominees designated under the Purchase Agreements) to the Board for so long as the holders of such shares meet certain common stock ownership thresholds.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions are summaries of material terms of our common stock, preferred stock, amended and restated certificate of incorporation (“certificate of incorporation”) and amended and restated bylaws (“bylaws”). These summaries are qualified by reference to our certificate of incorporation, bylaws and the designations of our preferred stock, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

As of the date of this prospectus, our authorized capital stock consisted of (a) 40,000,000 shares of preferred stock, $0.01 par value per share, 6,187,000 of which were issued and outstanding, and (b) 550,000,000 shares of common stock, $0.001 par value per share, 186,147,733 of which were issued and outstanding. In addition, as of the date of this prospectus, 4,443,037 shares of common stock were subject to outstanding awards pursuant to our equity incentive plans, of which (a) 214,600 shares were subject to options to purchase our common stock at a weighted average exercise price of $4.87 per option, (b) 2,545,582 shares of unvested restricted stock and (c) 1,682,855 shares were subject to outstanding performance-based stock unit awards (assuming settlement at 100% of the “target” level of performance).

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

•	Voting Rights. Holders of our common stock are entitled to receive notice of any meeting of stockholders and to one vote for each share held of record on all matters at all meetings of stockholders, except at a meeting where holders of a particular class or series of shares are entitled to vote separately. Our common stockholders have no cumulative voting rights and all members of our Board are to be elected annually by plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under our bylaws, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances set forth in any Preferred Stock Designation, each stockholder having the right to vote is entitled at every meeting of stockholders to vote one vote for every share standing in his name on the record date fixed by the Board pursuant to the bylaws. Except as otherwise provided by law, the certificate of incorporation, any Preferred Stock Designation, the bylaws or any resolution adopted by a majority of the whole Board, all matters submitted to the stockholders at any meeting (other than the election of directors) shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

•	Dividends. Holders of common stock are entitled to receive dividends if, as and when declared by the Board out of funds legally available therefor, subject to the limitations contained in the Delaware General Corporation Law (the “DGCL”) and any dividend preferences of any outstanding shares of preferred stock.

•	Liquidation. If we liquidate, dissolve or wind up, voluntarily or involuntarily, holders of our common stock are entitled to share ratably in all net assets available for distribution to our stockholders, after creditors of the corporation have been paid in full and after the payment in full of any preferential amounts to which holders of our preferred stock may be entitled.

•	Other Rights and Preferences. Other than as disclosed in this prospectus, no share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund.

•	Listing. Our common stock is traded on the NYSE MKT LLC under the symbol “GST.”

•	Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

Shares of our common stock are validly issued, fully paid and non-assessable. Any additional shares of common stock offered pursuant to this prospectus and the applicable prospectus supplement will, upon issuance, be fully paid and non-assessable.

Preferred Stock

As of the date of this prospectus, we had 40,000,000 shares of authorized preferred stock, 19,448,000 of which are undesignated.

At the direction of our Board, we may issue shares of preferred stock from time to time. Our Board may, without any action by holders of our common stock:

•	adopt resolutions to issue preferred stock in one or more classes or series;

•	fix the number of shares constituting any class or series of preferred stock; and

•	establish the rights of the holders of any class or series of preferred stock.

The rights of any class or series of preferred stock may include, among others:

•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.

We may issue shares of, or rights to purchase, preferred stock, the terms of which might:

•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.

Any of these actions could discourage a transaction that some or a majority of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over its then market price.

Any shares of preferred stock offered pursuant to this prospectus and the applicable prospectus supplement will, upon issuance, be fully paid and non-assessable.

8.625% Series A Cumulative Preferred Stock

As of the date of this prospectus, we had designated 10,000,000 shares to constitute our 8.625% Series A Preferred Stock (the “Series A Preferred Stock”) and have 4,045,000 shares issued and outstanding. The terms of the Series A Preferred Stock are contained in a Certificate of Designation (the “Series A Certificate”), which is incorporated by reference to an exhibit to the registration statement of which this prospectus forms a part. The following description is a summary of the material provisions of the Series A Preferred Stock as set forth in the Series A Certificate:

•

Ranking. The Series A Preferred Stock will rank: (i) senior to the common stock and any other equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank junior to such Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “Junior Shares,” (ii) equal to any shares of equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank on par with such Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “Parity Shares,” (iii) junior to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to such Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock), referred to as “Senior Shares,” and (iv) junior to all of our existing and future indebtedness.

•	Voting Rights. Holders of the Series A Preferred Stock will generally only be entitled to vote on certain acquisitions and share exchange transactions and changes that would be materially adverse to the rights of holders of Series A Preferred Stock. However, if cash dividends on any outstanding Series A Preferred Stock have not been paid in full for any monthly dividend period for any four consecutive or non-consecutive quarterly periods, or if we fail to maintain the listing of the Series A Preferred Stock on a National Exchange for at least 180 consecutive days after the Series A Preferred Stock becomes eligible for listing on a National Exchange, the holders of the Series A Preferred Stock, voting separately as a class with holders of all other series of Parity Shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on our Board in addition to those directors then serving on such board until such time as the Series A Preferred Stock becomes listed on a National Exchange or the dividend arrearage is eliminated. Additionally, the affirmative consent of holders of at least 66 2/3% of the outstanding Series A Preferred Stock will be required for the issuance of any Senior Shares or for amendments to our certificate of incorporation by merger or otherwise that would affect adversely the rights of holders of the Series A Preferred Stock.

•	Dividends. Holders of our Series A Preferred Stock are entitled to receive cumulative cash dividends when and as declared by our Board out of funds legally available for the payment therefor, at a rate of 8.625% per annum of the $25.00 liquidation preference per share (equivalent to $2.15625 per annum per share). Under certain conditions relating to non-payment of dividends on the Series A Preferred Stock or if the Series A Preferred Stock are no longer listed on a National Exchange, the dividend rate on the Series A Preferred Stock may increase to 10.625% per annum. Dividends will generally be payable monthly in arrears on the last day of each calendar month.

•	Conversion Rights. Our Series A Preferred Stock is not convertible into, or exchangeable for, any of our property or securities.

•	Redemption Rights. We may redeem the Series A Preferred Stock for cash at our option, from time to time, in whole or in part, at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) to the redemption date.

•	Liquidation. If we liquidate, dissolve or wind up our operations, the holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus all accumulated and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our common stock and any other Junior Shares. The rights of the holders of the Series A Preferred Stock to receive the liquidation preference will be subject to the proportionate rights of holders of each other future series or class of Parity Shares and subordinate to the rights of Senior Shares.

•	Other Rights and Preferences. No share of our Series A Preferred Stock affords any preemptive rights or is entitled to the benefits of any retirement or sinking fund.

•	Listing: Our Series A Preferred Stock is traded on the NYSE MKT LLC under the symbol “GST.PR.A.”

•	Transfer Agent, Registrar and Dividend Disbursing Agent. The transfer agent, registrar and dividend disbursement agent for our Series A Preferred Stock is American Stock Transfer and Trust Company, LLC.

Our Series A Preferred Stock is validly issued, fully paid and non-assessable.

10.75% Series B Cumulative Preferred Stock

As of the date of this prospectus, we had designated 10,000,000 shares to constitute our 10.75% Series B Preferred Stock (the “Series B Preferred Stock”) and have 2,140,000 shares issued and outstanding. The terms of the Series B Preferred Stock are contained in a Certificate of Designation (the “Series B Certificate”), which is incorporated by reference to an exhibit to the registration statement of which this prospectus forms a part. The following description is a summary of the material provisions of the Series B Preferred Stock as set forth in the Series B Certificate:

•	Ranking. The Series B Preferred Stock will rank: (i) senior to the common stock and any other equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank junior to such Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “Junior Shares,” (ii) equal to the Series A Preferred Stock and any shares of equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank on par with such Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “Parity Shares,” (iii) junior to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to such Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and all other series of Voting Preferred Shares (as defined in the Series B Certificate)), referred to as “Senior Shares,” and (iv) junior to all of our existing and future indebtedness.

•	Voting Rights. Holders of the Series B Preferred Stock will generally only be entitled to vote on certain acquisitions and share exchange transactions and changes that would be materially adverse to the rights of holders of Series B Preferred Stock. However, if cash dividends on any outstanding Series B Preferred Stock have not been paid in full for any monthly dividend period for any four consecutive or non-consecutive quarterly periods, or if we fail to maintain the listing of the Series B Preferred Stock on a National Exchange for at least 180 consecutive days after the Series B Preferred Stock becomes eligible for listing on a National Exchange, the holders of the Series B Preferred Stock, voting separately as a class with holders of all other series of Parity Shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on our Board in addition to those directors then serving on such board until such time as the Series B Preferred Stock becomes listed on a National Exchange or the dividend arrearage is eliminated. Additionally, the affirmative consent of holders of at least 66 2/3% of the outstanding Series B Preferred Stock will be required for the issuance of any Senior Shares or for amendments to our certificate of incorporation by merger or otherwise that would affect adversely the rights of holders of the Series B Preferred Stock.

•	Dividends. Holders of our Series B Preferred Stock are entitled to receive cumulative cash dividends when and as declared by our Board out of funds legally available for the payment therefor, at a rate of 10.75% per annum of the $25.00 liquidation preference per share (equivalent to $2.6875 per annum per share). Under certain conditions relating to non-payment of dividends on the Series B Preferred Stock or if the Series B Preferred Stock is no longer listed on a National Exchange, the dividend rate on the Series B Preferred Stock may increase to 12.75% per annum. Dividends will generally be payable monthly in arrears on the last day of each calendar month.

•	Conversion Rights. Except under certain conditions, upon the occurrence of a Change of Ownership or Control (as defined in the Series B Certificate), each holder of Series B Preferred Stock will have the right to convert some or all of such stock held by such holder into a number of shares of our common stock.

•	Redemption Rights. We may not redeem the Series B Preferred Stock prior to November 15, 2018 except pursuant to the special redemption upon a Change of Ownership or Control (as defined in the Series B Certificate). On and after November 15, 2018, we may redeem the Series B Preferred Stock for cash at our option, from time to time, in whole or in part, at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) to the redemption date.

•	Liquidation. If we liquidate, dissolve or wind up our operation, the holders of the Series B Preferred Stock will have the right to receive $25.00 per share, plus all accumulated and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our common stock and any other Junior Shares. The rights of the holders of the Series B Preferred Stock to receive the liquidation preference will be subject to the proportionate rights of holders of each other future series or class of Parity Shares and subordinate to the rights of Senior Shares.

•	Other Rights and Preferences. No share of our Series B Preferred Stock affords any preemptive rights or is entitled to the benefits of any retirement or sinking fund.

•	Listing: Our Series B Preferred Stock is traded on the NYSE MKT LLC under the symbol “GST.PR.B.”

•	Transfer Agent, Registrar and Dividend Disbursing Agent. The transfer agent, registrar and dividend disbursement agent for our Series B Preferred Stock is American Stock Transfer and Trust Company, LLC.

Our Series B Preferred Stock is validly issued, fully paid and non-assessable.

Special Voting Preferred Stock

As of the date of this prospectus, we had designated 2,000 shares to constitute our Special Voting Preferred Stock but have no shares issued and outstanding. The terms of the Special Voting Preferred Stock are contained in a Certificate of Designation, which is incorporated by reference to an exhibit to the registration statement of which this prospectus forms a part. The following description is a summary of the material provisions of the Special Voting Preferred Stock as set forth in the related Certificate of Designation:

•	Ranking. The Special Voting Preferred Stock will rank, with respect to the distribution of assets, junior to all series of any other class of the corporation’s preferred stock (including, for the avoidance of doubt, junior to any outstanding shares of the Corporation’s Series A Preferred Stock and Series B Preferred Stock).

•	Voting Rights. Holders of the Special Voting Preferred Stock will have no voting rights other than the right to elect two (2) members of the Company’s board of directors for so long as the Initial Holders, any Subsequent Holders (as defined in the Certificate of Designation) and their respective affiliates Beneficially Own at least 15% of the outstanding Common Stock in the aggregate and the right to elect one (1) member of the Board for so long as the Initial Holders, Subsequent Holders and their affiliates Beneficially Own at least 5% but less than 15% of the outstanding common stock in the aggregate. The Certificate of Designation contains certain restrictions on transfer of the Special Voting Preferred Stock.

•	Dividends. Holders of the Special Voting Preferred Stock are not entitled to receive any dividends declared and paid by the Company.

•	Redemption Rights. The shares of Special Voting Preferred Stock may be redeemed by the Company, in whole and not in part, at a redemption price in accordance with the Certificate of Designation.

•	Liquidation. In the event of any liquidation, dissolution or winding up of the Company the holders of Special Voting Preferred Stock will be entitled to receive $0.01 for each such share.

•	Other Rights and Preferences. No share of our Special Voting Preferred Stock affords any preemptive rights or is entitled to the benefits of any retirement or sinking fund.

•	Listing: Our Special Voting Preferred Stock is not listed on a national securities market.

•	Transfer Agent and Registrar. The transfer agent and registrar for our Special Voting Preferred Stock is American Stock Transfer and Trust Company, LLC.

Our Special Voting Preferred Stock is validly issued, fully paid and non-assessable.

Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws

The provisions of our certificate of incorporation and bylaws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock. Among other things, our certificate of incorporation and bylaws:

•	provide that any action taken by our stockholders must be taken (a) by a vote of stockholders at a meeting of stockholders duly noticed and called in accordance with the DGCL or (b) without a meeting, without prior notice, and without a vote if a consent or consents, in writing or by electronic transmission, setting forth the action so taken shall be signed by all stockholders entitled to vote on the taking of such action;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in a timely manner, and also specify requirements as to the form and content of such notice;

•	provide that the Board or any individual director may be removed (i) with cause only by the affirmative vote of the holders of not less than a majority of the shares of our capital stock entitled to vote generally in the election of directors voting together as a single class or (ii) without cause only by the affirmative vote of the holders of not less than two-thirds (66.66%) of the shares of our capital stock entitled to vote generally in the election of directors voting together as a single class;

•	authorize the Board to determine the number of directors and to fill vacancies on the Board;

•	provide that only the Board or chief executive officer may call a special meeting of the stockholders;

•	requires supermajority voting for some amendments to the certificate of incorporation; and

•	provide for the issuance of “blank check” preferred stock.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The effect of this provision is to eliminate our rights and those of our stockholders, through stockholders’ derivative suits on behalf of the Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior.

Section 145 of the DGCL provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the subsidiary guarantor of such Debt Securities (including the Subsidiary Guarantor), if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, our rights and the rights of our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

If specified in the prospectus supplement respecting a particular series of Debt Securities, our Subsidiary Guarantor will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “— Subsidiary Guarantee” and in the prospectus supplement. The Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. The Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether the Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	each date on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)	each place where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default;

(13)	whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Security”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

•	the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, the Subsidiary Guarantor will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor and any future subsidiary guarantor that guarantees the Debt Securities of such series.

Subject to the limitations described below and in the prospectus supplement, the Subsidiary Guarantor will (jointly and severally with any future subsidiary guarantors that may be added to the indenture), fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise. The Subsidiary Guarantor will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to the Subsidiary Guarantor.

In the case of Subordinated Debt Securities, the Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by the Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)	remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2)	be binding upon the Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

In the event that (a) the Subsidiary Guarantor ceases to be a Subsidiary, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the Capital Stock of the Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, the Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of the Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which the Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)	the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)	an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

(3)	subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

(4)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantor, the Trustees or the agents of us, the Subsidiary Guarantor or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)	the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)	immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)	failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)	failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)	failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(5)	failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6)	any Debt of ourself, any Significant Subsidiary or, if the Subsidiary Guarantor has guaranteed the series, the Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $25.0 million;

(7)	any judgment or decree for the payment of money in excess of $25.0 million is entered against us, any Significant Subsidiary or, if the Subsidiary Guarantor has guaranteed the series, the Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8)	certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if the Subsidiary Guarantor has guaranteed the series, the Subsidiary Guarantor; and

(9)	if the Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any the Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or the Subsidiary Guarantor or any Person acting on behalf of the Subsidiary Guarantor denies or disaffirms the Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of the Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an Event of Default (other than an Event of Default with respect to Gastar described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Gastar described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)	the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3)	the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers, to their knowledge, as to whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

(1)	to evidence the succession under the Indenture of another Person to us or the Subsidiary Guarantor and to provide for its assumption of our or the Subsidiary Guarantor’s obligations to holders of Debt Securities;

(2)	to make any changes that would add any additional covenants of us or the Subsidiary Guarantor for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(3)	to add any additional Events of Default;

(4)	to provide for uncertificated notes in addition to or in place of certificated notes;

(5)	to secure the Debt Securities;

(6)	to establish the form or terms of any series of Debt Securities;

(7)	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8)	to cure any ambiguity, defect or inconsistency;

(9)	to add subsidiary guarantors; or

(10)	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantor, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)	modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7)	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a subsidiary guarantor;

(8)	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10)	modify such provisions with respect to modification, amendment or waiver; or

(11)	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)	the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)	if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)	the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)	certain Debt Securities, including those owned by us, any subsidiary guarantor or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	either:

(a)	all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)	all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)	we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance”.

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each subsidiary guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)	we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default,” at any time until 121 days after such deposit;

(3)	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4)	in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “— Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any subsidiary guarantor, as such, shall have any liability for any obligations of the Company or any subsidiary guarantor under the Debt Securities, the Indentures or any Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the subsidiary guarantors, the Trustees and any agent of us, the subsidiary guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (“Act”), and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the Trustee has or acquires a conflicting interest within the meaning of the Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor. Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

•	the number and terms of the shares of common stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

PLAN OF DISTRIBUTION

We and the selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling stockholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the shares covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the shares. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

The selling stockholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by us or the selling stockholders in one or more types of transactions, which may include:

•	Purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from us or the selling stockholders and/or the purchasers of the Securities for whom they may act as agent;

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities;

•	short sales or transactions to cover short sales relating to the Securities;

•	one or more exchanges or over the counter market transactions;

•	through distribution by a selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of us or the selling stockholders; or

•	any combination of the foregoing, or any other available means allowable under applicable law.

A selling stockholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.

In connection with sales of the common stock or otherwise, the selling stockholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholders or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In addition, the selling stockholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell securities short and redeliver securities to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling stockholders’ securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•	the number of Securities offered;

•	the price of such Securities;

•	the proceeds to us or the selling stockholders from the sale of such Securities;

•	the names of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions allowed or paid to dealers.

We or the selling stockholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from us or the selling stockholders at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions listed in the applicable prospectus supplement.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by us or the selling stockholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of Securities covered hereby, the selling stockholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for us or the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling stockholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Because the selling stockholders may be deemed to be “underwriters” under the Securities Act, the selling stockholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NYSE MKT LLC in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and the selling stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling stockholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholders or their affiliates in the ordinary course of business.

We and the selling stockholders will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by us or the selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.

In order to comply with applicable securities laws of some states, the Securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any Securities of us or a selling stockholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE MKT LLC or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

LEGAL MATTERS

Vinson & Elkins L.L.P. will pass upon the validity of the securities offered in this registration statement. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Gastar Exploration Inc. as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The information included in or incorporated by reference into this prospectus regarding our estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on the estimated reserve evaluations and related calculations of Wright & Company, Inc., independent petroleum engineering consultants. These estimates are aggregated and the sums are included in or incorporated by reference into this prospectus in reliance upon the authority of each firm as experts in petroleum engineering.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. The amounts set forth below are estimates.

Securities and Exchange Commission Registration Fee		$63,426.67
Printing and engraving expenses		*
Listing fee		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Transfer agent’s fees and expenses		*
Miscellaneous costs		*

Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time

Item 15.	Indemnification of Directors and Officers

Gastar Exploration Inc.

Applicable Laws of Delaware. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Article 7 of our certificate of incorporation, as amended, provides that (i) each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Company or is or was serving or has agreed to serve, at the request of the Company, in any capacity, with any corporation, partnership or other entity in which the Company has a partnership or other interest, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware Corporate Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA (Employee Retirement Income Security Act of 1974) excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators, and (ii) the Company shall indemnify and hold harmless in such manner any person designated by the Board, or any committee thereof, as a person subject to this indemnification provision, and who was or is made a party or is threatened to be made a party to a proceeding by reason of the fact that he, she or a person of whom he or she is the legal representative, is or was serving at the request of the Board as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise whether such request is made before or after the acts taken or allegedly taken or events occurring or allegedly occurring which give rise to such proceeding; provided, however, that except as provided below with respect to proceedings seeking to enforce rights to indemnification, we shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by our Board.

If a claim is not paid in full by us within thirty days after a written claim has been received by us, the claimant may at any time thereafter bring suit against us to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to us) that the claimant has not met the standards of conduct which make it permissible under the DGCL for us to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on us.

We may also maintain insurance, at our expense, to protect the Company and any person who is or was serving as a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 16.	Exhibits

(a) Exhibits.

The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement, and such Exhibit Index is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under each of its indentures to act under subsection (a) of Section 310 of the Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 6, 2017.

GASTAR EXPLORATION INC.

By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Russell Porter his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933 and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act of 1933 increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 6, 2017 in the capacities indicated.

Signature	Title

/s/ J. Russell Porter J. Russell Porter	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael A. Gerlich Michael A. Gerlich	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Jerry R. Schuyler Jerry R. Schuyler	Chairman of the Board

/s/ John H. Cassels John H. Cassels	Director

/s/ Randolph C. Coley Randolph C. Coley	Director

/s/ Robert D. Penner Robert D. Penner	Director

/s/ Stephen A. Holditch Stephen A. Holditch	Director

INDEX TO EXHIBITS

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

2.1	Purchase and Sale Agreement, dated February 19, 2016, by and between Gastar Exploration Inc. and THQ Appalachia I, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-35211) filed with the SEC on February 23, 2016)

2.2	Amendment to Purchase and Sale Agreement, dated March 29, 2016, by and between Gastar Exploration Inc. and TH Exploration II, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-35211) filed with the SEC on March 30, 2016)

3.1	Amended and Restated Certificate of Incorporation of Gastar Exploration Inc. (formerly Gastar Exploration USA, Inc.) (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-35211) filed with the SEC on October 28, 2013)

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Gastar Exploration Inc. dated July 5, 2016 (incorporated by reference to Exhibit 3.2 of the Quarterly Report on Form 10-Q filed with the SEC on August 4, 2016. File No. 001-35211)

3.3	Certificate of Merger (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-35211) filed with the SEC on January 31, 2014)

3.4	Amended and Restated Bylaws of Gastar Exploration Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35211) filed with the SEC on November 5, 2015)

3.5	Certificate of Designation of 8.625% Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 3.3 of the Company’s Form 8-A (File No. 001-35211) filed with the SEC on June 20, 2011)

3.6	Certificate of Designation of 10.75% Series B Cumulative Preferred Stock (incorporated by reference to Exhibit 3.4 of the Company’s Form 8-A (File No. 001-35211) filed with the SEC on November 1, 2013)

3.7	Certificate of Designations of Series C Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-35211) filed with the SEC on January 19, 2016)

3.8	Certificate of Amendment to Certificate of Designations of Series C Junior Participating Preferred Stock of Gastar Exploration Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on January 30, 2017. File No. 001-35211)

3.9	Certificate of Designations of Special Voting Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-35211) filed with the SEC on March 22, 2017)

4.1	Indenture, dated as of March 3, 2017, between Gastar Exploration Inc. and Wilmington Trust, National Association, as Trustee and Collateral Agent (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-35211) filed with the SEC on March 7, 2017)

4.2	Form of Convertible Note due 2022 (contained in Exhibit A to Exhibit 4.1)

4.3	Rights Agreement dated as of January 18, 2016 between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-35211) filed with the SEC on January 19, 2016)

Exhibit No.	Description

4.4	Amendment to the Rights Agreement dated as of May 12, 2016 between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on May 19, 2016. File No. 001-35211)

4.5	Rights Agreement, dated as of January 27, 2017, between Gastar Exploration Inc., as the Company, and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on January 30, 2017. File No. 001-35211)

4.6	Registration Rights Agreement, dated as of March 3, 2017, by and among Gastar Exploration Inc. and each of the purchasers listed on Schedule I thereto (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-35211) filed with the SEC on March 7, 2017)

4.7*	Form of Certificate of Preferred Stock

4.8	Form of Senior Indenture (incorporated by reference to Exhibit 4.8 of the Company’s Form S-3 (File No. 333-193832) filed with the SEC on February 7, 2014)

4.9	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.9 of the Company’s Form S-3 (File No. 333-193832) filed with the SEC on February 7, 2014)

4.10*	Form of Senior Debt Securities

4.11*	Form of Subordinated Debt Securities

4.12*	Form of Rights Agreement, including Form of Rights Certificate

5.1**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

12.1**	Statement of Computation of Ratios of Earnings to Fixed Charges

12.2**	Statement of Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2**	Consent of Wright & Company, Inc.

23.3**	Consent of BDO USA, LLP

24.1**	Powers of Attorney (included on signature page)

25.1***	Statement of Eligibility of Trustee on Form T-1 (Senior Indenture)

25.2***	Statement of Eligibility of Trustee on Form T-1 (Subordinated Indenture)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant and incorporated by reference into this registration statement.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.